EXHIBIT (8)(c)(2)

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

(ALLIANCEBERNSTEIN)

AMENDMENT NO. 6

TO

PARTICIPATION AGREEMENT

Amendment No. 6 to the Participation Agreement (the “Agreement”), dated as of May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); AFSG SECURITIES CORPORATION (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); ALLIANCEBERNSTEIN L.P. (formerly ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser, and Distributor heretofore entered into a Participation Agreement dated May 1, 2000, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Company, Contracts Distributor, Adviser, and Distributor desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

WHEREAS, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios

Separate Account VA A February 17, 1997	33 Act File No. 333-26209 40 Act File No. 811-09172 (The Atlas Portfolio Builder Variable Annuity)	• AllianceBernstein Growth Portfolio • AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Retirement Builder Variable Annuity Account March 29, 1996	33 Act File No. 333-07509 40 Act File No. 811-07689 (Portfolio Select Variable AnnuitySM)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Separate Account VA B January 19, 1990

33 Act File No. 033-33085

40 Act File No. 811-06032

(Transamerica Landmark Variable Annuity and Transamerica Landmark ML Variable Annuity)

33 Act File No. 033-56908

40 Act File No. 811-06032

(Transamerica Freedom Variable Annuity)

• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica EXTRA Variable Annuity)	• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios

Separate Account VA D February 20, 1997	33 Act File No. 333-94489 40 Act File No. 811-09777 (Transamerica Access Variable Annuity)	• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Separate Account VA K July 10, 2001	33 Act File No. 333-76230 40 Act File No. 811-10617 (Retirement Income Builder III Variable Annuity)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Separate Account VA R November 26, 2001	33 Act File No. 333-109580 40 Act file No. 811-21441 (Transamerica Principium Variable Annuity)	• AllianceBernstein Premier Growth Portfolio • Alliance Bernstein Growth and Income Portfolio

Separate Account VA Q November 26, 2001	33 Act File No. 333-110049 40 Act File No. 811-21461 (Flexible Premium Variable Annuity –B)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Separate Account VA X May 15, 2001	33 Act File No. 333-125817 40 Act File No. 811-21776 (Flexible Premium Variable Annuity – I)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

Separate Account VA Y October 19, 2001	33 Act File No. 333-131987 40 Act File No. 811-21858 Transamerica Axiom Variable Annuity	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2006

TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.
		By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ Priscilla I. Hechler	By:	/s/ Marc O. Mayer

Name:	Priscilla I. Hechler	Name:	Marc O. Mayer

Title:	Assistant Secretary	Title:	Executive Vice President

AFSG SECURITIES CORPORATION		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Priscilla I. Hechler	By:	/s/ Stephen Scanlon

Name:	Priscilla I. Hechler	Name:	Stephen Scanlon

Title:	Assistant Vice President and Assistant Secretary	Title:	Senior Vice President

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